Exhibit 31.1

I, John Humphrey, certify that:

1.             I have reviewed this Quarterly Report on Form 10-Q/A of Roper Industries, Inc.;

2.             Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: November 12, 2014	/s/ John Humphrey
John Humphrey
Executive Vice President and
Chief Financial Officer